UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

Envoy Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40133	86-1369123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4875 White Bear Parkway White Bear Lake, MN	55110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 900-3277

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	COCH	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	COCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2023, Envoy Medical, Inc. (the “Company”), through its wholly owned subsidiary Envoy Medical Corporation, entered into an employment agreement (the “Employment Agreement”) with the Company's Chief Executive Officer, Brent T. Lucas. The Employment Agreement has an initial term of five years. The Employment Agreement provides for an initial annual base salary of $400,000, subject to periodic review by the Compensation Committee of the Company's Board of Directors (the “Compensation Committee”). Mr. Lucas will also be eligible for cash and equity incentive compensation as it may be approved from time to time by the Compensation Committee.

The Employment Agreement may be terminated at any time by either party upon written notice. If the Employment Agreement is terminated in certain circumstances, such as by the Company without Cause or by Mr. Lucas for Good Reason (each such capitalized term as defined in the Employment Agreement), the Company will be required to pay severance to Mr. Lucas in an amount equal to one year of his then-current base salary, a prorated portion of any previously approved annual cash incentive compensation, health insurance coverage for two years (or until Mr. Lucas is covered by a new employer), and payment of the cost of an executive search firm. In addition, if Mr. Lucas’ employment with the Company is terminated as a result of his death or disability, he (or his beneficiaries) will be paid an amount equal to his annual base salary then in effect. Mr. Lucas will also be eligible for paid time off and other employee benefits available to other employees of the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is included herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated October 16, 2023, between the Company and Brent Lucas.
104 -	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY MEDICAL, INC.

Date: October 20, 2023	By:	/s/ David R. Wells
David R. Wells
Chief Financial Officer

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